2021 Annual Shareholders Meeting 1 February 18 2021

Forward Looking Statements This presentation contains statements about future events that constitute forward - looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements may be identified by reference to a future period or periods, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward - looking statements are subject to numerous risks and uncertainties, including those risk - factors previously disclosed in the Company’s filings with the SEC, and the following: general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey. In addition, the COVID - 19 pandemic has had and continues to have an adverse impact on the economy locally and nationally and may continue to adversely affect the Company’s business. The Company wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Company Overview

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. Currently 45.0% is owned by public shareholders. The balance of the shares outstanding are owned by Magyar Bancorp, MHC. ▪ As of December 31, 2020, we had $742 million in total assets, $599 million in net loans, $612 million in deposits and $58 million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and six additional branch offices located in North Brunswick, South Brunswick, Branchburg, Bridgewater, and two in Edison, New Jersey. 4

5 Magyar Bank Branch Locations

Deposits by Branch $166 $115 $103 $43 $25 $42 $43 $214 $122 $102 $47 $26 $51 $47 0 50 100 150 200 250 New Brunswick - HQ South Brunswick North Brunswick Branchburg Bridgewater North Edison Edison - Tano Mall Dollars in Millions Total Deposits - 12/31/19 Total Deposits - 12/31/20 6 Totals exclude brokered deposits .

2020 Review ▪ Net Income $2.2 million despite low interest rate environment and increased loan loss provisions ▪ Net interest income increased $1.0 million ▪ COVID Response ▪ $56 million in Paycheck Protection Program (PPP) loans to over 300 customers ▪ $100,000 in grants distributed to local non - profits and businesses through Federal Home Loan Bank of New York Small Business Grant Program ▪ All branches remained open, serving customers throughout the year. 7

2020 Review ▪ COVID Response (cont’d) ▪ Through December 31, 2020, modified 284 loans aggregating $150.9 million, for the deferral of principal and/or interest payments. ▪ As of December 31, 2020, 258 loans aggregating $134.9 million had resumed making their contractual loan payments ▪ 15 loans totaling $7.2 million had paid off (including their deferred payments) ▪ 9 loans totaling $7.3 million were currently deferred ▪ 2 loans totaling $1.5 million were past their deferral period and delinquent. 8

Financial Highlights 9

Asset Trend $300 $350 $400 $450 $500 $550 $600 $650 $700 $750 $800 Dollars in Millions Loans Investments & Cash Other $630 $742 $584 $624 $603 $754 10

Loan Composition $- $100 $200 $300 $400 $500 $600 $700 9/30/16 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Dollars in Millions 1-4 Family Residential Commercial Real Estate Construction Commercial/Business HELOC Other 11 $523 $ 474 $512 $607 $611 $ 458

2020 Loan Originations Residential and Home Equity 22% Commercial/Business 38% Construction 8% SBA 32% 12 $187 million in loan originations in 2020

Non - Performing Loans - 2,000 4,000 6,000 8,000 10,000 12,000 9/30/16 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Dollars in Thousands Other HELOC 1-4 Family Residential Commercial/Business Commercial RE Construction 13 $6,894 $10,041 $4,207 $2,358 $906 $9,732

Other Real Estate Owned $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 9/30/16 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Dollars in Millions 1-4 Family Residential Commercial RE Land $7.5 $2.6 $2.1 $12.1 $11.1 $8.6 14

Sale of Other Real Estate Owned ▪ Fiscal Year 2020 - Magyar Bank sold seven OREO properties with an aggregate carrying value of $4.6 million for a loss of $129,000. ▪ Additional sale and valuation allowance reduced OREO to $2.1 million at December 31, 2020 ▪ $1.2 million under contract of sale at December 31, 2020 15

Non - Performing Assets/Assets 0.72% 0.39% 0.14% 1.09% 1.29% 1.35% 2.07% 1.83% 1.38% 1.20% 0.34% 0.28% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 9/30/16 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Non-Performing Loans OREO 1.63% 16 2.29% 2.79% 1.52% 2.22% 1.63%

Deposit Composition $0 $100 $200 $300 $400 $500 $600 $700 9/30/16 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Dollars in Millions CDs (inc. IRA) Savings Accounts Money Market Accounts Checking $612 $493 $515 $530 $530 $618 17

Checking Deposit Composition $0 $50 $100 $150 $200 $250 9/30/16 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Dollars in Millions Non-Interest Checking Interest Checking $155 $142 $144 $237 $229 $151 18

Quarterly Net Interest Margin 3.45% 3.44% 3.33% 3.26% 3.23% 3.38% 1.68% 1.92% 0.70% 0.66% 0.69% 0.93% 3.06% 3.00% 3.00% 2.81% 2.80% 2.85% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 MGYR Net Interest Margin 10-yr. Treasury Yield Average NIM - Peer Group 19 Peer Group – NJ Banks with Assets $400M - $1B Source: SNL Financial

Net Income $1,091 $1,423 $2,030 $2,996 $2,190 $1,337 $0.19 $0.24 $0.35 $0.51 $0.38 $0.23 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 FY16 FY17 FY18 FY19 FY20 Q121 EPS Dollars in Thousands Net Income Earnings Per Share 20

Stockholders Equity 21 $49.5 $51.4 $54.7 $56.9 $58.2 $44.0 $46.0 $48.0 $50.0 $52.0 $54.0 $56.0 $58.0 $60.0 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 (Dollars in Millions) Total Equity $8.50 $8.82 $9.39 $9.78 $10.02 $7.50 $8.00 $8.50 $9.00 $9.50 $10.00 $10.50 9/30/17 9/30/18 9/30/19 9/30/20 12/31/20 Book Value Per Share

Stock Price Performance 22

MGYR Stock Performance – 5 Year (40.00) (30.00) (20.00) (10.00) 0.00 10.00 20.00 30.00 40.00 50.00 2/2/2016 2/2/2017 2/2/2018 2/2/2019 2/2/2020 Percentage Change MGYR-Share Price (12.82%) S&P 400 Thrifts & Mortgage Finance (Industry)-Index Value (-12.02%) 23 MGYR Stock Price 1/31/2016 - $9.80 1/31/2021 - $11.00

Fiscal Year 2021 Outlook 24

Fiscal Year 2021 Outlook • PPP Round 2 – Fee income • Forgiveness of PPP Round 1 • Continued focus on non - interest expenses • IT Cybersecurity – maintain high level of awareness, protect against fraud 25

Fiscal Year 2021 Outlook • Continued emphasis on Community Banking Strategy to grow the business – New relationships acquired through PPP loans • Identify quality residential and commercial lending opportunities • Manage interest rate risk in a low interest rate environment 26

Questions? 27